EXHIBIT 4-b


                      ____________________________________

                               ABN AMRO BANK N.V.

                                   as Issuer,

                             ABN AMRO HOLDING N.V.

                                 as Guarantor,

                                      and

                              JPMORGAN CHASE BANK,

                                   as Trustee


                      ____________________________________


                          FIRST SUPPLEMENTAL INDENTURE

                            dated as of [___], 2003

                                       to

                                   INDENTURE

                         dated as of November 27, 2000





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         FIRST SUPPLEMENTAL INDENTURE ("First Supplemental Indenture"), dated as of ____, 2003, among ABN AMRO BANK N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Issuer"), ABN AMRO Holding N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Guarantor") and JPMORGAN CHASE BANK, formerly The Chase Manhattan Bank, as trustee (the "Trustee").

         Capitalized terms used herein and not otherwise defined herein have the meanings assigned to those terms in the Indenture (as defined below).

                                   WITNESSETH

         WHEREAS, the Issuer and the Trustee have executed and delivered an Indenture, dated as of November 27, 2000 (the "Base Indenture" and together with this First Supplemental Indenture, the "Indenture") to provide for the issuance of the Issuer's Securities;

         WHEREAS, Section 8.01(d) of the Indenture permits the Issuer and the Trustee to enter into a supplemental indenture to make any provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons, without the consent of any Holder;

         WHEREAS, the parties hereto desire to make the Guarantor a guarantor of the Securities;

         WHEREAS, the Guarantor desires to guarantee the Issuer's obligations under the Securities;

         WHEREAS, the Issuer and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW, THEREFORE,

         With respect to the Securities issued under the Indenture on or after the date hereof, the Issuer, Guarantor and the Trustee mutually covenant and agree as follows:

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                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.

         Section 1.02. Definition of Terms. For all purposes of this First Supplemental Indenture:

         (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) the following terms shall be added in appropriate alphabetical order to Section 1.01 of the Base Indenture:

                  (1) "Guarantee" means the unconditional guarantee of the payment by the Guarantor of the principal of, any premium or interest on, and any additional amounts with respect to the Securities.

                  (2) "Guarantor" means ABN AMRO Holding N.V. until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Guarantor" shall mean such successor Person.

                  (3) "Guarantor's Board of Directors" means the Managing Board of the Guarantor or any committee of that board duly authorized to act generally or in any particular respect for the Guarantor hereunder.

                  (4) "Guarantor's Board Resolution" means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Guarantor's Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

                  (5) "Guarantor's Officers' Certificate" means a certificate signed by any two duly authorized signatories of the Guarantor acting together, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

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                                   ARTICLE 2
                          AMENDMENTS TO BASE INDENTURE

         Section 2.01. Registration, Transfer and Exchange.

         (a) The second to last paragraph of Section 2.08 of the Base Indenture is hereby amended by adding the phrase "and the Guarantor, respectively" immediately following the word "Issuer."

         Section 2.02. Mutilated, Defaced, Destroyed, Lost and Stolen
Securities.

         (a) Section 2.09 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer, the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security and related Coupons to the Trustee or such agent.

         Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer, the Guarantor and to the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as any

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of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

         Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer and the Guarantor, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender."

         Section 2.03. Cancellation of Securities; Disposition Thereof.

         (a) Section 2.10 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 2.10. Cancellation of Securities; Disposition Thereof. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of cancelled Securities and Coupons held by it and deliver a certificate of disposition to the Issuer. If the Issuer, the Guarantor or an agent of either of them shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee or its agent for cancellation."

         Section 2.04. Covenants of the Issuer and the Guarantor.

         (a) The title of Article 3 of the Base Indenture is hereby amended by adding the phrase "and the Guarantor" immediately following the word "Issuer."

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         Section 2.05. Offices for Payments, etc..

         (a) Section 3.02 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 3.02. Offices for Payments, etc. So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer and the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Registered Securities of each series may be presented for payment, where the Securities of each series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.03 and where the Registered Securities of each series may be presented for registration of transfer as in this Indenture provided.

         The Issuer and the Guarantor will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Bearer Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Bearer Security or Coupon will be made upon presentation of such Bearer Security or Coupon at an agency of the Issuer and the Guarantor within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer or the Guarantor. Notwithstanding the foregoing, payments in Dollars of Bearer Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Issuer or the Guarantor maintained in the Borough of Manhattan, The City of New York if such payment in Dollars at each agency maintained by the Issuer or the Guarantor outside the United States for payment on such Bearer Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

         The Issuer and the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series, the Coupons appertaining thereto or this Indenture may be served.

         The Issuer and the Guarantor will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer and the Guarantor shall fail to maintain any agency required by this Section be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

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         The Issuer and the Guarantor may from time to time designate one or more additional offices or agencies where the Securities of a series and any Coupons appertaining thereto may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer and the Guarantor may from time to time rescind any such designation, as the Issuer and the Guarantor may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer and the Guarantor of its obligation to maintain the agencies provided for in this Section. The Issuer and the Guarantor will give to the Trustee prompt written notice of any such designation or rescission thereof."

         Section 2.06. Appointment to Fill a Vacancy in Office of Trustee.

         (a) Section 3.03 of the Base Indenture is hereby amended by adding the phrase "or the Guarantor," immediately following the word "Issuer."

         Section 2.07. Paying Agents.

         (a) The lead-in clause to Section 3.04 of the Base Indenture is hereby amended by inserting the phrase "or the Guarantor" immediately following the word "Issuer" in the first line thereof.

         (b) Section 3.04(a) of the Base Indenture is hereby amended by adding the phrase ", the Guarantor" immediately following the word "Issuer" in the third line thereof.

         (c) The parenthetical in Section 3.04(b) of the Base Indenture is hereby replaced in its entirety with the following parenthetical "(or by the Guarantor or any other obligor on the Securities of such series)".

         (d) The last four flush paragraphs of Section 3.04 of the Base Indenture are replaced in their entirety with the following:

         "The Issuer or the Guarantor will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer or the Guarantor will promptly notify the Trustee of any failure to take such action.

         If the Issuer shall act as its own paying agent, or if the Guarantor shall act as paying agent, with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or the Coupons appertaining thereto a sum sufficient to pay such

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principal or interest so becoming due. The Issuer or the Guarantor will promptly notify the Trustee of any failure to take such action.

         Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Issuer or the Guarantor may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer, the Guarantor or any paying agent hereunder, as required by this Section, sums to be held by the Trustee upon the trusts herein contained.
         Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04."

         Section 2.08. Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders.

        (a) the lead-in clause of Section 4.01 of the Base Indenture is hereby replaced in its entirety with the following: "Each of the Issuer and the Guarantor covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939:"

         Section 2.09. Preservation and Disclosure of Securityholders Lists.

         (a) Section 4.02(c) of the Base Indenture is hereby amended by adding the phrase ", Guarantor" immediately following the word "Issuer" in the first line thereof.

         Section 2.10. Reports by the Issuer and the Guarantor.

         (a) Section 4.03 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 4.03. Reports by the Issuer and the Guarantor. Each of the Issuer and the Guarantor covenants to file with the Trustee, within 15 days after the Issuer or the Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Issuer or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 314 of the Trust Indenture Act of 1939."

         Section 2.11. Event of Default; Acceleration of Maturity, Waiver of Default.

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         (a) Section 5.01(b) of the Base Indenture is hereby amended to include the phrase "and the Guarantor" after the word "Issuer" in the third line thereof.

         (b) Section 5.01(c) of the Base Indenture is hereby amended to include the phrase "or the Guarantor" immediately following each instance of the word "Issuer" in the first and second lines thereof.

         (c) Section 5.01(d) of the Base Indenture is hereby amended to include the phrase "or the Guarantor" immediately following the word "Issuer" in the second line thereof.

         (d) The second flush paragraph of Section 5.01 of the Base Indenture is hereby amended by (i) adding the phrase "or the Guarantor" immediately following the word "Issuer" in the seventh line thereof and (ii) adding the phrase ", the Guarantor" immediately following the word "Issuer" in the twenty-sixth line thereof.

         Section 2.12. Collection of Indebtedness by Trustee; Trustee May Prove Debt.

         (a) Section 5.02 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 5.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. Each of the Issuer and the Guarantor covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, and such default shall have continued for a period of 30 days, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise -- then upon demand of the Trustee, the Issuer or the Guarantor, as the case may be, will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, and such Coupons, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

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         Until such demand is made by the Trustee, the Issuer or the Guarantor, as the case may be, may pay the principal of and interest on the Securities of any series to the registered holders, whether or not the Securities of such series be overdue.

         In case the Issuer or the Guarantor shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or the Guarantor or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated, the monies adjudged or decreed to be payable.

         In case there shall be pending proceedings relative to the Issuer or the Guarantor or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Guarantor or such other obligor or the property of any of them, or in case of any other comparable judicial proceedings relative to the Issuer or the Guarantor or other obligor upon the Securities, or to the creditors or property of the Issuer or the Guarantor or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (i) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer, the Guarantor or other obligor upon the Securities, or to the creditors or property of the Issuer or the Guarantor or such other obligor,

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a

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          trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

               (iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series or Coupons appertaining to such Securities, may be enforced by the Trustee without the possession of any of the Securities of such series or Coupons appertaining to such Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities or Coupons appertaining to such Securities in respect of which such action was taken.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities or Coupons appertaining to such Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities or Coupons appertaining to such Securities parties to any such proceedings."

         Section 2.13. Restoration of Rights on Abandonment of Proceedings.

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         (a) Section 5.05 of the Base Indenture is hereby amended by (i) adding the phrase ", the Guarantor" immediately following the word "Issuer" in the fifth line thereof and (ii) adding the phrase "the Guarantor" immediately following the word "Issuer" in the sixth line thereof.

         Section 2.14. Waiver of Past Defaults.

         (a) Section 5.10 of the Base Indenture is hereby amended by adding the phrase ", or the Guarantor" immediately following the word "Issuer" in the ninth line thereof.

         Section 2.15. Certain Rights of the Trustee.

         (a) Section 6.02(a) of the Base Indenture is hereby amended to include the phrase ", Guarantor's Officers' Certificate" immediately following the phrase "Officers' Certificate" in the second line thereof.

         (b) Section 6.02(b) of the Base Indenture is hereby replaced in its entirety by the following:

         "(b) any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officers' Certificate or a Guarantor's Officers' Certificate, as the case may be (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board or of the Guarantor's Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer or a Guarantor's Officers' Certificate, as the case may be;"

         (c) Section 6.02(f) of the Base Indenture is hereby replaced in its entirety with the following:

         "(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer or the Guarantor upon demand; and"

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         Section 2.16. Trustee and Agents May Hold Securities or Coupons;
Collections, etc.

         (a) Section 6.04 of the Base Indenture is hereby amended by (i) adding the phrase ", the Guarantor" immediately following the word "Issuer" in the second line thereof and (ii) adding the phrase "or the Guarantor" immediately following the word "Issuer" in the fifth and sixth lines thereof.

         Section 2.17. Compensation and Indemnification of Trustee and its Prior Claim.

         (a) Section 6.06 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 6.06. Compensation and Indemnification of Trustee and its Prior Claim. Each of the Issuer and the Guarantor covenants and agrees to pay (without duplication) to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and each of the Issuer and the Guarantor covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer and the Guarantor each also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer and the Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons, and the Securities are hereby subordinated to such senior claim."

         Section 2.18. Resignation and Removal; Appointment of Successor
Trustee.

         (a) Section 6.10 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and the Guarantor and (i) if any Bearer Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and
(B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned if such Bearer Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06 at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer or the Guarantor shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of its board of directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12 on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b) In case at any time any of the following shall occur:

               (i) the Trustee shall fail to comply with the provisions of
          Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer, the Guarantor or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer, the Guarantor or by any Securityholder; or

               (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

         then, in any such case, the Issuer or the Guarantor may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board or of the Guarantor's Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

         Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11."

         Section 2.19. Acceptance of Appointment by Successor Trustee.

         (a) Section 6.11 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 6.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer, the Guarantor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer, the Guarantor or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.04 pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer or the Guarantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of
Section 6.06.

         If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under separate indentures.

         No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.09.

         Upon acceptance of appointment by any successor trustee as provided in this Section 6.11 the Issuer or the Guarantor shall give notice thereof (i) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned if such Bearer Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.06 at least once in an Authorized Newspaper in Luxembourg), and (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
6.10. If the Issuer or the Guarantor fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer or the Guarantor."

         Section 2.20. Holders to be Treated as Owners.

         (a) Section 7.03 is hereby replaced in its entirety with the following:

         "Section 7.03. Holders to be Treated as Owners. Holders to Be Treated as Owners. The Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer, the Guarantor nor the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary. The Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Holder of any Bearer Security and the Holder of any Coupon as the absolute owner of such Bearer Security or Coupon (whether or not such Bearer Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Bearer Security or Coupon."

         Section 2.21. Securities Owned by Issuer Deemed Not Outstanding.

         (a) Section 7.04 of the Base Indenture is hereby amended to include the phrase ", the Guarantor" immediately following the word "Issuer" in the fourth, seventh, sixteenth and twenty-first lines thereof.

         Section 2.22. Right Of Revocation Of Action Taken.

         (a) Section 7.05 is hereby amended by replacing the last sentence thereof with the following sentence: "Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantor, the Trustee and the Holders of all the Securities affected by such action."

         (a) Article 8 of the Base Indenture is hereby replaced in its entirety with the following:

                                   "ARTICLE 8
                            SUPPLEMENTAL INDENTURES

         Section 2.23. Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) and the Guarantor, when authorized by a resolution of the Guarantor's Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

         (b) to evidence the succession of another corporation to the Issuer or the Guarantor, as the case may be, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer or the Guarantor pursuant to Article 9;

         (c) to add to the covenants of the Issuer or the Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer or the Guarantor, as the case may be, and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

         (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer or the Guarantor may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

         (e) to establish the forms or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 2.03; and

         (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

         The Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Sections 8.02.

         Section 2.24. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), the Guarantor, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a) (i) extend the final maturity of any Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or extend the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof,
(vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 or the amount thereof provable in bankruptcy pursuant to Section 5.02, (viii) modify or amend any provisions relating to the conversion or exchange of the Securities or Coupons for securities of the Issuer or the Guarantor or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or Coupons or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 11.11 or 11.13 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

         A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, or of Coupons appertaining to such Securities, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the Coupons appertaining to such Securities.

         Upon the request of the Issuer, accompanied by a copy of a resolution of the Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, or upon the request of the Guarantor, accompanied by a copy of a resolution of the Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 7.01 the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof (i) if any Bearer Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Securities are owned if such Bearer Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.06 at least once in an Authorized Newspaper in Luxembourg), (ii) if any Registered Securities of a series affected are then Outstanding, by mailing notice thereof by first class mail to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 2.25. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 2.26. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate, a Guarantor's Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this
Article 8 complies with the applicable provisions of this Indenture.

         Section 2.27. Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding."

         Section 2.28. Guarantor May Consolidate on Certain Terms.

         (a) Article 9 of the Base Indenture is hereby replaced in its entirety with the following:

                                   "ARTICLE 9
                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         "Section 9.01. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Issuer and the Guarantor covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either (A) the Issuer or the Guarantor shall be the continuing legal entity, or (B) the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer or Guarantor (if other than the Issuer or the Guarantor) shall be incorporated under the laws of The Netherlands, or a member state of the European Union or the Organisation for Economic Co-Operation and Development, and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer or the Guarantor, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such legal entity, and (ii) the Issuer, the Guarantor, such Person or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

         Section 9.02. Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer or the Guarantor, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer or the Guarantor prior to such succession any or all of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer or the Guarantor and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer or the Guarantor, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer or the Guarantor to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this

Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.

         In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer, the Guarantor or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

         Section 9.03. Opinion of Counsel Delivered to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture."

         Section 2.29. Satisfaction And Discharge Of Indenture.

         (a) Section 10.01(a) of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 10.01. Satisfaction and Discharge of Indenture. (a) If at any time (i) the Issuer or the Guarantor shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities of such series and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (ii) the Issuer or the Guarantor shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities of such series and Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) in the case of any series of Securities where the exact amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (B) below, (A) all the Securities of such series and all unmatured Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer or the Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than monies repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.04 or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay
(1) the principal and interest on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Issuer or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Issuer or the Guarantor, as the case may be, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such Series and of Coupons appertaining thereto and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer and the Guarantor under Section 3.02 and the Trustee, on demand of the Issuer or the Guarantor accompanied by an Officers' Certificate or a Guarantor's Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer and the Guarantor agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

         (b) The first paragraph of Section 10.01(b) of the Base Indenture is hereby replaced by the following: "The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers' Certificate or indenture supplemental hereto provided pursuant to Section 2.03. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause
(i) below, the Issuer and the Guarantor shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series and the Coupons appertaining thereto on the 91st day after the date of the deposit referred to in clause (i) below, and the provisions of this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall no longer be in effect (except as to (1) rights of registration of transfer and exchange of Securities of such series and of Coupons appertaining thereto and the Issuer's right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (3) rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations, duties and immunities of the Trustee hereunder, (5) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (6) the obligations of the Issuer and the Guarantor under Section 3.02) and the Trustee, at the expense of the Issuer, shall at the Issuer's request, execute proper instruments acknowledging the same, if".

         (c) Section 10.01(b)(ii) of the Base Indenture is hereby amended by adding the phrase "or the Guarantor" immediately following the word "Issuer" in the first line thereof.

         (d) Section 10.01(b)(iii) of the Base Indenture is hereby amended by adding the phrase "or the Guarantor" immediately following the word "Issuer" in the second line thereof.

         (e) Section 10.01(b)(v) of the Base Indenture is hereby amended by (i) adding the phrase "or the Guarantor" immediately following the word "Issuer" in the first line thereof and (ii) adding the phrase "or Guarantor's Officers' Certificate" immediately following the phrase "Officers' Certificate" in the first line thereof.

         (f) The first paragraph of Section 10.01(c) of the Base Indenture is hereby replaced in its entirety with the following:

         "(c) Each of the Issuer and the Guarantor shall be released from its obligations under Section 9.01 with respect to the Securities of any Series, and any Coupons appertaining thereto, Outstanding, and under the Guarantee in respect thereof, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of any Series, and under the Guarantee in respect thereof, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Sections, whether directly or indirectly by reason of any reference elsewhere herein to such Sections or by reason of any reference in such Sections to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01 but the remainder of this Indenture and such Securities and Coupons shall be unaffected thereby. The following shall be the conditions to application of this subsection (c) of this Section 10.01."

         (g) Section 10.01(c)(i) of the Base Indenture is hereby amended to include the phrase "or the Guarantor" immediately following the word "Issuer" in the first line thereof.

         (h) Section 10.01(c)(iii) of the Base Indenture is hereby amended to include the phrase "or the Guarantor" immediately following the word "Issuer" in the third line thereof.

         (i) Section 10.01(c)(iv) of the Base Indenture is hereby amended to include the phrase "or the Guarantor" immediately following the word "Issuer" in the third line thereof.

         (j) Section 10.01(c)(vi) of the Base Indenture is hereby amended to include the phrase "or the Guarantor" immediately following the word "Issuer" in the first line thereof.

         (k) Section 10.01(c)(vii) of the Base Indenture is hereby amended by
(i) adding the phrase "or the Guarantor" immediately following the word "Issuer" in the first line thereof and (ii) adding the phrase "or Guarantor's Officers' Certificate" immediately following the phrase "Officers' Certificate" in the second line thereof.

         Section 2.30. Application by Trustee of Funds Deposited for Payment of Securities.

         (a) Section 10.02 of the Base Indenture is hereby amended by replacing the second parenthetical in its entirety with the following parenthetical:
"(including the Issuer acting as its own paying agent or the Guarantor acting as paying agent)".

         Section 2.31. Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years.

         (a) Section 10.04 of the Base Indenture is hereby amended by adding the phrase "or the Guarantor" immediately following the word "Issuer" in the sixth, eighth, twelfth, seventeenth and twenty-eighth lines thereof.

         Section 2.32. Indemnity for U.S. Government Obligations.

         (a) Section 10.05 of the Base Indenture is hereby amended by adding the phrase "or the Guarantor" immediately following the word "Issuer" in the first line thereof.

         Section 2.33. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Liability.

         (a) Section 11.01 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 11.01. Incorporators, Stockholders, Officers and Directors of Issuer and Guarantor Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder (except in a stockholder's capacity as Guarantor), officer or director, as such, of the Issuer or the Guarantor or of any successor, either directly or through the Issuer or the Guarantor, as the case may be, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the Coupons appertaining thereto."

         Section 2.34. Successors and Assigns of Issuer Bound by Indenture.

         (a) Section 11.03 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 11.03. Successors and Assigns of Issuer and Guarantor Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not."

         Section 2.35. Notices and Demands on Issuer, Guarantors, Trustee and Holders of Securities and Coupons. (a) The title of Section 11.04 is hereby amended by adding "Guarantor," immediately following the word "Issuer".

         (b) The first paragraph of Section 11.04 of the Base Indenture is hereby amended by (i) adding the phrase "or the Guarantor" immediately following the word "Issuer" in the fourth, sixth and seventh lines thereof and
(ii) adding the phrase ", the Guarantor" immediately following the word "Issuer" in the ninth line thereof.

         (c) The third paragraph of Section 11.04 of the Base Indenture is hereby amended by adding the phrase "or the Guarantor" immediately following the word "Issuer" in the second line thereof.

         Section 2.36. Officers' Certificates and Opinions of Counsel Statements to Be Contained Therein.

         (a) The first paragraph of Section 11.05 of the Base Indenture is hereby replaced in its entirety with the following:

         "Section 11.05. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officers' Certificate or a Guarantor's Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished."

         (b) The third paragraph of Section 11.05 of the Base Indenture is hereby replaced in its entirety with the following:

         "Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous."

         (c) The fourth paragraph of Section 11.05 of the Base Indenture is hereby amended by adding the phrase ", or the Guarantor" immediately following word "Issuer" in the fourth line thereof.

         Section 2.37. Submission to Jurisdiction.

         (a) Section 11.12 is hereby replaced in its entirety with the following:

         "Section 11.12. Submission to Jurisdiction. Each of the Issuer and the Guarantor agrees that any legal suit, action or proceeding arising out of or based upon this Indenture may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. Each of the Issuer and the Guarantor has appointed Jonathan Feigelson, General Counsel, ABN AMRO N.V., as its authorized agent (the "Authorized Agent ") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York and each of the Issuer and the Guarantor expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Issuer or the Guarantor, as the case may be, and such appointment shall have been accepted by such successor authorized agent. Each of the Issuer and the Guarantor represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of the Issuer and the Gaurantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantor, as the case may be."

         Section 2.38. Judgment Currency.

         (a) Section 11.13 of the Base Indenture is hereby amended by replacing the phrase "The Issuer" with the phrase "Each of the Issuer and the Guarantor" in the first line thereof.

         Section 2.39. Notice of Redemptions; Partial Redemptions.

         (a) The fourth paragraph of Section 12.02 of the Base Indenture is hereby amended by (i) adding the phrase "or the Guarantor" immediately following the word "Issuer" in the second line thereof and (ii) replacing the parenthetical in the third line thereof with the following parenthetical: "(or, if the Issuer is acting as its own paying agent or the Guarantor is acting as paying agent, set aside, segregate and hold in trust as provided in Section 3.04)".

         (b) The fifth paragraph of Section 12.02 of the Base Indenture is hereby amended by adding the phrase "and the Guarantor" immediately following the word "Issuer" in the fifth line thereof.

         Section 2.40. Payment of Securities Called for Redemption.

         (a) Section 12.03 of the Base Indenture is hereby amended by adding the phrase "and the Guarantor" immediately following the word "Issuer" in the sixth line thereof.

         Section 2.41. Mandatory and Optional Sinking Funds.

         (a) The last paragraph of Section 12.05 of the Base Indenture is hereby amended by adding phrase "or the Guarantor" immediately following the word "Issuer" in the seventh line thereof.

         Section 2.42. The Guarantee. The following new Article 13 is hereby added to the Indenture in appropriate numerical order:

                                  "ARTICLE 13
                            GUARANTEE AND INDEMNITY

         Section 13.01. The Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the principal of, any premium and interest on, and any additional amounts with respect to such Security and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Issuer punctually to pay any such principal, premium, interest, additional amounts or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Issuer.

         Section 13.02. Net Payments. All payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Securities of any series shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands (the "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Guarantor shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any such Security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Security and this Indenture to be then due and payable; provided, however, that the Guarantor shall not be required to make payment of such additional amounts for or on account of:

         (a) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Security; (B) presented such Security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Security could not have been presented for payment elsewhere; or (C) presented such Security more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such additional amounts if it had presented such Security for payment on any day within such period of thirty
(30) days;

         (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

         (c) any tax assessment or other governmental charge imposed on a payment that is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN council meetings of November 26 - 27, 2000 and June 3, 2003 or any law implementing or complying with, or introduced in order to confirm such directive;

         (d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with any reasonable request by the Guarantor addressed to the Holder within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or
(B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

         (e) any combination of items (a), (b) (c) and (d);

nor shall additional amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.

         Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

         Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable series, at least 10 days prior to the first Interest Payment Date with respect to a series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Guarantor's Officer's Certificate, the Guarantor shall furnish to the Trustee and the principal paying agent, if other than the Trustee, a Guarantor's Officer's Certificate instructing the Trustee and such paying agent whether such payment of principal of and premium, if any, interest or any other amounts on the Securities of such series shall be made to Holders of Securities of such series without withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in Section 13.02. If any such withholding shall be required, then such Guarantor's Officer's Certificate shall specify by taxing jurisdiction the amount, if any, required to be withheld on such payments to such Holders of Securities, and the Guarantor agrees to pay to the Trustee or such paying agent the additional amounts required by Section 13.02. The Guarantor covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Guarantor's Officer's Certificate furnished pursuant to Section 13.02.

         Section 13.03. Guarantee Unconditional, etc. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, the Securities and the complete performance of all other obligations contained in the Securities. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.01 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or prohibition extant under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

         Section 13.04. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Issuer or the Guarantor upon the bankruptcy, liquidation or reorganization of the Issuer or otherwise.

         Section 13.05. Subrogation. The Guarantor shall be subrogated to all rights of the Holder of any Security against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any additional amounts and sinking fund payments required with respect to, all Securities shall have been paid in full.

         Section 13.06. Indemnity. As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Issuer under this Indenture or the Securities but which is for any reason (whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Holder of any Security) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Indenture, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Holder of any Security.

         Section 13.07. Assumption by Guarantor. (a) The Guarantor may, without the consent of the Holders, assume all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series if, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series.

         (b) The Guarantor shall assume all of the rights and obligations of the Issuer hereunder with respect to a series of Securities and under the Securities of such series if, upon a default by the Issuer in the due and punctual payment of the principal, sinking fund payment, if any, premium, if any, or interest on such Securities, the Guarantor is prevented by any court order or judicial proceeding from fulfilling its obligations under Section
13.01 with respect to such series of Securities. Such assumption shall result in the Securities of such series becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of the Securities of any Series. Upon such an assumption, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Issuer, and the Issuer shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such Series."

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.




                                            ABN AMRO BANK N.V.

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:





[MTN First Supplemental Indenture]

                                            ABN AMRO HOLDING N.V.

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



[MTN First Supplemental Indenture]

                                            JPMORGAN CHASE BANK,
                                               formerly The Chase Manhattan Bank

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:























[MTN First Supplemental Indenture]